UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2015

Balincan USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23000	95-4217605
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 New East Science Centre TST, 9 Science Museum Rd.

(Address of Principal Executive Offices) (Zip Code)

+852-9317- 4057

(Registrant’s telephone number, including area code)

Moqizone Holding Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 24, 2015, the Company amended its Certificate of Incorporation to change the Company’s name from Moqizone Holding Corp. to Balincan USA, Inc., to have its name more accurately reflect its ongoing business operations in the People’s Republic of China. On September 8, 2015, the Company filed its Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”), requesting the Company’s name be changed on the OTC Markets website and a new ticker symbol, more reflective of the Company’s new name, issued. On September 29, 2015, the Company’s name change to Balincan USA, Inc. and ticker symbol change to “BCNN” was announced on the FINRA daily list.

In its August 25,, 2015 Report on Form 8-K, the Company disclosed that it planned to file certain Annual and Quarterly Reports in order to regain its status as a reporting company and have its common stock quoted on the OTC Markets’OTCQB or OTCQX markets or the NASDAQ Stock Market. In the interim, the Company and its counsel have determined that instead the Company will file a Registration Statement on Form 10 (the “Form 10”) with the Securities and Exchange Commission (the “SEC”) in order to re-establish its status as a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”). The Company will automatically become subject to the reporting obligations of the Exchange Act 60 days after it files the Form 10, pursuant to the rules and regulations of the SEC. However, there can be no assurances that the Company will be able to complete the Form 10 or the audited financial statements that are required to be contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Balincan USA, Inc.

By:	/s/ Lawrence C.K. Cheung
Name:	Lawrence C.K. Cheung
Title:	Chief Executive Officer

Date: September 29, 2015